Exhibit 10.47
ORTHOCYTE CORPORATION
2010 STOCK OPTION PLAN

ARTICLE I
GENERAL

1.	PURPOSE

This OrthoCyte Corporation 2010 Stock Option Plan (the “Plan”) is intended to increase incentive and to encourage stock ownership on the part of selected key officers, directors, employees, consultants, professionals, and other individuals whose efforts may aid OrthoCyte Corporation, a California corporation (the “Company”) or any other corporations that are or which may become subsidiaries or a parent of the Company.  Except where the context obviously requires otherwise, as used in this Plan, the term “Company” includes OrthoCyte Corporation, a California corporation, and any corporation that is or becomes a parent or subsidiary, as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the “Code”), of OrthoCyte Corporation.  It is intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422(b) of the Code and that certain other options granted pursuant to the Plan shall not constitute incentive stock options (“nonqualified stock options”).

2.	ADMINISTRATION

The Plan shall be administered by the Company’s Board of Directors (the “Board”) or, in the discretion of the Board, by a committee (the “Committee”) of not less than two members of the Board.  The Committee’s interpretation and construction of any term or provision of the Plan or of any option granted under the Plan shall be final, unless otherwise determined by the Board, in which event such determination by the Board shall be final.  The Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted, or with respect to any shares sold under any restricted stock purchase agreement, under the Plan.

Subject to the provisions of this Plan, the Board or the Committee shall have full and final authority in its discretion to select the eligible persons to whom options are granted or shares are sold under restricted stock purchase agreements, to grant such options and to sell shares as provided in this Plan, to determine the number of shares to be subject to options or sold pursuant to restricted stock purchase agreements, to determine the exercise prices of options or purchase prices of shares under restricted stock purchase agreements, the terms of exercise of options, expiration dates of options, and other pertinent terms and provisions of options and restricted stock purchase agreements.  The Board may delegate to the Committee the power to make all determinations with respect to the Plan, or may delegate to the Committee only certain aspects of Plan administration, such as selecting the eligible persons to whom options will be granted, or decisions concerning the timing, pricing, and amount of a grant or award of options or sale of shares under restricted stock purchase agreements.

3.	ELIGIBILITY

Subject to Section 2 of this Article I, the persons who shall be eligible to receive options or to purchase shares under restricted stock purchase agreements under the Plan shall be such officers, employees, directors, consultants, professionals, and independent contractors of the Company as the Board of Directors or the Committee may select.  Eligible persons who are not also salaried employees of the Company shall be eligible to receive nonqualified stock options (but such persons shall not be eligible to receive incentive stock options).

4.	SHARES OF STOCK SUBJECT TO THE PLAN

The shares that may be issued under the Plan shall be authorized and unissued or reacquired common stock, no par value, of the Company (the “Shares”).  The aggregate number of Shares which may be issued under the Plan shall not exceed 4,000,000, unless an adjustment is required in accordance with Article III.

5.	AMENDMENT OF THE PLAN

The Board may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted or under any restricted stock purchase agreement executed under the Plan, without the consent of the person to whom such option was granted or Shares were sold, except as permitted under Section 8 of this Article I.  Without further shareholder approval, no such amendment shall increase the number of shares subject to the Plan (except as authorized by Article III), change the designation in Section 3 of Article I of the class of persons eligible to receive options or purchase Shares under the Plan, extend the term during which options may be exercised, or extend the final date upon which options under the Plan may be granted or Shares may be sold under restricted stock purchase agreements.

6.	APPROVAL OF SHAREHOLDERS

All options granted under the Plan before the Plan is approved by affirmative vote of the holders of a majority of the voting shares of the Company present and eligible to vote at the next meeting of shareholders of the Company, or any adjournment thereof, shall be subject to such approval.  No option granted hereunder may become exercisable unless and until such approval is obtained.

7.           TERM OF PLAN

Options may be granted and Shares may be sold under restricted stock purchase agreements under the Plan until June 1, 2020, the date of termination of the Plan.  Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.

8.	LISTING, REGISTRATION, QUALIFICATION, AND CONSENTS

All options granted under the Plan shall be subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan, upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.  Furthermore, if the Board or the Committee determines that any amendment to any option (including, but not limited to, an increase in the exercise price) is necessary or desirable in connection with the registration or qualification of any of its shares under any state securities or “blue sky” law, then the Board or the Committee shall have the unilateral right to make such changes without the consent of the optionee.

9.	NONASSIGNABILITY

Nonqualified options shall be transferable (i) by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the nonqualified options are to be passed to beneficiaries upon the death of the optionee or (ii) to the extent and in the manner authorized by the Board or Committee by gift to members of the optionee’s immediate family.  Immediate family means a transferee as permitted by Rule 260.140.41 of Title 10 of the California Code of Regulations which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall also include adoptive relationships.  Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.  Notwithstanding the preceding two sentences, in conjunction with the exercise of an option, and for the purpose of obtaining financing for such exercise, the option holder may arrange for a securities broker/dealer to exercise an option on the option holder’s behalf, to the extent necessary to obtain funds required to pay the exercise price of the option.

10.           WITHHOLDING TAXES

Whenever Shares are to be issued upon the exercise of any option under the Plan or under any restricted stock purchase agreement, the Company shall have the right to require the optionee or purchaser to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

11.	DEFINITION OF “FAIR MARKET VALUE”

For the purposes of this Plan, the term “fair market value,” when used in reference to the date of grant of an option or the date of surrender of Shares in payment for the purchase of Shares pursuant to the exercise of any option, as the case may be, shall mean the amount determined by the Board or the Committee as follows:

(a)           If the Shares are listed or have unlisted trading privileges on a national securities exchange, the Shares shall be valued at their last sale price on the principal national securities exchange (measured by volume of transactions in such Shares) on which such securities shall have traded, or, if available, such sales price as reported on the composite tape, on the last trading day immediately preceding the date of grant or surrender.

(b)           If prices of the Shares are quoted in the Nasdaq Stock Market (but not the National Market System), or the OTC Bulletin Board, the Shares shall be valued at their last sale price as reported on the composite tape, on the last trading day immediately preceding the date of grant or surrender.

(c)           If the Shares are described in either subparagraph (a) or (b) above but were not traded on the last trading day immediately preceding the date of grant or surrender, or if prices of the Shares are published by the National Quotation Bureau, Inc., then the Shares shall be valued at the last price reported on the composite tape or if not so reported the average between the last bid and the last asked prices reported in the Wall Street Journal or published by the National Quotation Bureau within the 30 days prior to the date of grant or surrender.

(d)           If the Shares are not described in and valued under subparagraphs (a) and (b) above, then the Shares shall be valued by the Board or the Committee, in its sole judgment, in good faith.

ARTICLE II
STOCK OPTIONS

1.	AWARD OF STOCK OPTIONS

Awards of stock options may be made under the Plan under all the terms and conditions contained herein.  However, in the case of incentive stock options, the aggregate fair market value (determined as of the date of grant of the option) of the Shares with respect to which incentive stock options are exercisable for the first time by such officer or key employee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.  The date on which any option is granted shall be the date of the Board’s or the Committee’s authorization of such grant or such later date as may be determined by the Board or the Committee at the time such grant is authorized.

2.	TERM OF OPTIONS AND EFFECT OF TERMINATION

Notwithstanding any other provision of the Plan, an option shall not be exercisable after the expiration of ten (10) years from the date of its grant.  In addition, notwithstanding any other provision of the Plan, no incentive stock option granted under the Plan to a person who, at the time such option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date of its grant.

In the event that any outstanding option under the Plan expires by reason of lapse of time or otherwise is terminated or canceled for any reason, then the Shares subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of Shares for which options may be granted under the Plan.

3.	CANCELLATION OF AND SUBSTITUTION FOR OPTIONS

The Company shall have the right to cancel any option at any time before it otherwise would have expired by its terms and to grant to the same optionee in substitution therefor a new stock option stating an option price which is lower (but not higher) than the option price stated in the canceled option.  Any such substituted option shall contain all the terms and conditions of the canceled option provided, however, that notwithstanding Section 2 of Article II, such substituted option shall not be exercisable after the expiration of ten (10) years from the date of grant of the canceled option.

4.	TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board or the Committee shall from time to time determine, which agreements shall comply with the following terms and conditions.

(a)	Number of Shares and Type of Option

Each option agreement shall state the number of Shares for which the option is exercisable and whether the option is intended to be an incentive stock option or a nonqualified stock option.

(b)	Option Price

Each option agreement shall state the exercise price per share or the method by which such price shall be computed.  The exercise price per share shall be determined by the Board or the Committee at the date such option is granted.  In the case of a nonqualified option, the exercise price may be not less than 85% of the fair market value of the Shares on the date such option is granted.  In the case of an incentive stock option, the exercise price shall be not less than 100% of the fair market value of the Shares on the date such option is granted.  Notwithstanding the foregoing, the exercise price per share of a option granted to a person who, on the date of such grant and in accordance with Section 425(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any parent or subsidiary corporation, shall be not less than 110% of the fair market value of the Shares on the date that the option is granted.

(c)	Medium and Time of Payment

The exercise price shall be payable upon the exercise of an option in the lawful currency of the United States of America or, in the discretion of the Board or the Committee, in Shares or in a combination of such currency and such Shares.  Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the Shares purchased through such exercise.

(d)	Exercise of Options

Options granted under the Plan shall vest, and thereby become exercisable, at the time or times, or upon the happening of the events or circumstances, determined by the Board or the Committee.  Options may vest at any time or from time to time upon the satisfaction of reasonable conditions to vesting determined by the Board or Committee.  Without limiting the other events and circumstances upon which vesting may be determined, the Board or Committee may make vesting conditioned upon continued employment by the Company.  The terms under which options shall vest shall be stated in each option agreement.  The Board or the Committee may, in its discretion, accelerate (but not delay or postpone) the time or times at which an option vests.

To the extent that an option has become vested (except as provided in Article III), and subject to the foregoing restrictions, it may be exercised in whole or in such lesser amount as may be authorized by the option agreement.  If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as herein provided.

(e)	Termination of Employment Except By Disability or Death

In the event that an optionee who is an employee of the Company shall cease to be employed by the Company for any reason other than his or her death or disability, his or her option shall terminate on the date (3) months after the date that he ceases to be an employee of the Company.  The Committee or the Board may waive the provisions of this Subsection 4(e) at the date of grant of an option or at a later date.

(f)	Disability of Optionee

If an optionee who is an employee of the Company shall cease to be employed by the Company by reason of his or her becoming disabled, such option shall terminate on the date one (1) year after cessation of employment due to such disability.  “Disability” means that an employee is unable to carry out the responsibilities and functions of the position held by the employee by reason of any medically determinable physical or mental impairment.  The Committee or the Board may waive the provisions of this Subsection 4(f) at the time of grant of an option or at a later date if the option is not an incentive stock option.

(g)	Death of Optionee and Transfer of Option

If an optionee should die while in the employ of the Company, or within the three-month period after termination of his or her employment with the Company during which he or she is permitted to exercise an option in accordance with Subsection 4(f) of this Article II, such option shall terminate on the date one (1) year after the optionee’s death.  During such one-year period, such option may be exercised by the executors or administrators of the optionee’s estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable law of descent and distribution.  During such one year period, such option may be exercised with respect to the number of Shares for which the deceased optionee would have been entitled to exercise it at the time of his or her death.  The Committee or the Board may waive the provisions of this Subsection 4(g) at the date of grant of an option or at a later date if the option is not an incentive stock option.

ARTICLE III
RECAPITALIZATIONS AND REORGANIZATIONS

The number of Shares covered by the Plan, and the number of Shares and price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company’s issue, or upon a sale of substantially all the property of the Company to, or the acquisition of shares representing more than eighty percent (80%) of the voting power of the shares of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision can be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the shares of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided.

To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes or its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

ARTICLE IV
SALE OF RESTRICTED STOCK IN LIEU OF GRANT OF OPTIONS

1.	RESTRICTED STOCK

(a)	Number of Shares

Each restricted stock purchase agreement shall state the number of Shares sold under such agreement.

(b)	Purchase Price

Each restricted stock purchase agreement shall state the purchase price per Share or the method by which such price shall be computed.  The Purchase price per Share shall be determined by the Board or the Committee at the date the sale of the Shares is approved (the “Approval Date”); provided that the purchase price per Share may be not less than 85% of the fair market value per Share on the Approval Date and that if the restricted shares are sold to an individual who owns shares representing more than ten percent of the voting power of all classes of shares of the Company (or any parent or subsidiary of the Company), the purchase price per Share may not be less than 100% of the fair market value per Share on the Approval Date.

(c)	Medium and Time of Payment

The purchase price shall be payable at the time the restricted stock purchase agreement is executed by the eligible person.  Payment shall be made in the lawful currency of the United States of America or, in the discretion of the Board or the Committee, by delivery of a promissory note payable to the Company in such lawful currency.  Upon receipt of payment, the Company shall deliver to the eligible person a certificate or certificates for the Shares purchased.

(d)	Repurchase Option

Each restricted stock purchase agreement shall provide that the Company shall have the option to repurchase the Shares sold under such agreement in the event the purchaser ceases to be a full time employee of the Company prior to the vesting of such Shares, or if any other condition to the vesting of the Shares stated in the restricted stock purchase agreement is not met (the “Repurchase Option”).  The Repurchase Option may be exercised by the Company during such period as specified in the applicable restricted stock purchase agreement.  The price at which the Company may repurchase the Shares upon the exercise of the Repurchase Option shall be the price at which the Shares were sold to the eligible person, or such greater price as provided in the applicable restricted stock purchase agreement approved by the Board or the Committee.  If the purchaser of Shares under a restricted stock purchase agreement has delivered a promissory note as payment of all or part of the purchase price of his or her Shares, the Company may cancel or reduce the principal balance and interest accrued on that promissory note as payment of all or part of the repurchase price upon exercise of the Repurchase Option.

(e)	Vesting of Shares.

Shares sold pursuant to a restricted stock purchase agreement shall vest, and thereby cease to be subject to the Repurchase Option, at the time or times, or upon the happening of the events or circumstances, determined by the Board or the Committee.  Shares may vest at any time or from time to time upon the satisfaction of reasonable conditions to vesting determined by the Board or Committee.  Without limiting the other events and circumstances upon which vesting may be determined, the Board or Committee may make vesting conditioned upon continued employment by the Company.  The terms under which Shares shall vest shall be stated in the restricted stock purchase agreement.  The Board or the Committee may, in its discretion, accelerate (but not delay or postpone) the time or times at which Shares vest under a restricted stock purchase agreement.

2.	ESCROW OF UNVESTED SHARES.

The Company may require that all Shares sold under a restricted stock purchase agreement be held in escrow, on terms satisfactory to the Company, until such Shares have vested and have been paid for in full (including the payment of any amount due on any promissory note delivered by the purchaser and secured by such Shares).

3.	LEGEND ON STOCK CERTIFICATES.

Shares issued under a restricted stock purchase agreement shall include, in addition to any other legends as may be required by law or by the Board or Committee, a legend to the following effect:

THESE SHARES MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

ARTICLE  V
MISCELLANEOUS PROVISIONS

1.	RIGHTS AS A STOCKHOLDER

An optionee or a transferee of an option shall have no rights as a shareholder with respect to any Shares covered by an option until the date of the receipt of payment (including any amounts required by the Company pursuant to Section 10 of Article I) by the Company.  No adjustment shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Article III.

2.           MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS AND RESTRICTED STOCK PURCHASE AGREEMENTS

Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify, extend, renew, or cancel outstanding options granted under the Plan and restricted stock purchase agreements.  Notwithstanding the foregoing, however, no modification of an option or restricted stock purchase agreement shall, without the consent of the optionee or purchaser, impair or diminish any rights or obligations under any option theretofore granted o restricted stock purchase agreement executed under the Plan, except as provided in Section 8 of Article I.  For purposes of the preceding sentence, the right of the Company pursuant to Section 3 of Article II to cancel any outstanding option and to issue in place of such canceled option a substituted option stating a lower option price shall not be construed as impairing or diminishing an optionee’s rights or obligations.

3.           OTHER PROVISIONS

The option agreements and restricted stock purchase agreements  authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or purchase of Shares, or restrictions required by any applicable securities laws, as the Board or the Committee shall deem advisable.

4.	APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Shares pursuant to the exercise of options or under restricted stock purchase agreements will be used for general corporate purposes.

5.	NO OBLIGATION TO EXERCISE OPTION

The granting of an option shall impose no obligation upon the optionee or a transferee of the option to exercise such option.

6.	FINANCIAL ASSISTANCE

Except as may be prohibited by law, the Company is vested with authority under this Plan to assist any employee to whom an option is granted or to whom Shares are sold pursuant to a restricted stock purchase agreement hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that option or under that restricted stock purchase agreement, by lending the amount of such purchase price (including accepting a promissory note executed by the employee as consideration for the sale of the Shares at the time the Shares are issued) to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board or the Committee.

7.           FINANCIAL REPORTS.

The Company shall deliver to each grantee of an option a balance sheet of the Company as at the end of its most recently completed fiscal year, and an income statement of the Company as of the end of such fiscal year.  Such financial statements shall be delivered no less frequently than annually; provided, that such financial statements need not be delivered to any employee whose duties as an employee assure them access to such financial information.